UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/02/2006

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.02.    Results of Operations and Financial Condition

On June 2, 2006, the Company's senior management, after discussions and consultations with the Company's Audit Committee, concluded that the Company should restate its financial statements contained in the Company's previously reported April 30, 2005 Annual Report on Form 10-K and its financial statements contained in the Company's previously reported January 31, 2006 Quarterly Report on Form 10-Q ("Original Filings"), to revise the Company's accounting for the allocation of consideration between goodwill and customer related intangible assets in connection with the Company's acquisition of Tecstar Automotive Group, Inc. ("TAG"), formerly known as Starcraft Corporation. The acquisition was completed on March 3, 2005. The reassessment and revaluation was made by the Company in response to a comment letter received from the Securities and Exchange Commission, dated February 13, 2006, issued in connection with the SEC's review of the Company's Form 10-K for the fiscal year ended April 30, 2005. The Company completed its reassessment and revaluation subsequent to the filing date of the Original Filings and is restating its financial statements for the year ended April 30, 2005 and for the three and nine month periods ended January 31, 2006 to reflect the revised allocation. The Company anticipates that it will file the applicable amendments on Form 10-K/A and Form 10-Q/A within the next week.

The amended 10-K will restate the Consolidated Balance Sheet as of April 30, 2005 and certain Notes to Consolidated Financial Statements. The amended 10-K will not include any revisions to the Consolidated Statement of Operations, the Consolidated Statement of Changes in Stockholders' Equity or the Consolidated Statement of Cash Flows for the year ended April 30, 2005 as the impact of the revised customer relationship intangible asset value on these statements is not material.

Management concluded that the corrections that would be necessary to revise the allocation for the three month periods ending July 31, 2005, October 31, 2005 and January 31, 2006, respectively, do not have a material effect on the Company's consolidated statement of operations for any of these previously reported periods, individually or on a cumulative basis; however, the cumulative effect of the corrections, if not made, would likely be material in future periods, including the three month period ending April 30, 2006. For this reason, management concluded that the Company should restate its financial statements contained in its Quarterly Report on Form 10-Q for the period ending January 31, 2006 to reflect the corrections necessary to account for the cumulative effect of the corrections through January 31, 2006.

On June 8, 2006, the Company issued a press release relating to the amendment of the 2005 Annual Report for the fiscal year ended April 30, 2005, and the Quarterly Report for the fiscal quarter ended January 31, 2006. A copy of the press release is attached as Exhibit 99.1 to this report, and is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Exchange Act.

Item 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

This disclosure is made pursuant to Item 4.02(a) of Form 8-K. The statements set forth in Item 2.02 above are hereby incorporated in this Item 4.02(a) by reference.

As a result of the restatement, our previously issued consolidated financial statements contained in the following filings should no longer be relied upon: Annual Report on Form 10-K for the fiscal year ended April 30, 2005 and Quarterly Report on Form 10-Q for the quarter ended January 31, 2006.

Our senior management and our Audit Committee have discussed their conclusions and the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02(a) with our predecessor independent registered public accounting firm, Ernst & Young LLP, and our current independent registered public accounting firm, McGladrey and Pullen, LLP.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release dated June 8, 2006, relating to the amendment of our 2005 Annual Report on Form 10-K and amendment of our January 31, 2006 Quarterly Report on Form 10-Q.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: June 08, 2006	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer